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                                                                   EXHIBIT 10.41


                        SETTLEMENT AGREEMENT AND RELEASE


        This Settlement Agreement and Release (the "Agreement") is entered into this 22st day of December 1998 by and between ReSound GmbH Hortechnologie (the "Company"), and Stephan Becker-Vogt (the "Employee").

        WHEREAS, the Company and Employee have mutually agreed to terminate the employment relationship; and

        WHEREAS, in consideration of the payments to Employee set forth in paragraph 2 below and for other consideration the sufficiency of which is hereby acknowledged and agreed to by Employee, Employee has agreed to release the Company from any claims arising from or related to the employment relationship;

        NOW, THEREFORE, the parties agree as follows:

        1. Termination. The Company and Employee acknowledge and agree that Employee's existing employment contract with the Company will terminate effective December 31, 1998 (the "Termination Date"), upon initiative of the Company.

        2. Consideration. As compensation for the loss of employment, Employee shall receive compensation in the amount of DM720,000, gross according to Sections 9,10 Termination Protection Act in connection with Section 3 para. 9 Income Tax Act. This amount shall be paid no later than December 31, 1998.

        On or before December 31, 1998, Employee shall immediately return to the Company all business documents, item and goods, the company car, mobile phone, etc. which are still in Employee's possession. He shall return these items at the domicile of the Company and shall have no right of retention.

        3. Discharge of Future Liabilities. The appointment of Employee as Managing Director of the Company is hereby revoked with immediate effect. Employee is further discharged from any liability arising after the Termination Date and accruing to Employee as a former Managing Director of the Company.

        4. No Other Payments Due. Employee acknowledges and agrees that, upon payment of the Termination Payment, Employee will have received all sums due to Employee.


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        5. Release. Except as to claims arising from the Company's performance or non-performance under this Agreement, Employee hereby and forever releases and discharges Company and each of its past and present directors, shareholders, agents, employees, attorneys, successors and assigns ("Releasees") from any and all claims, causes of action, obligations, and liabilities of any nature whatsoever, known or unknown, that Employee ever had, now has or may hereafter claim to have against any of the Releasees relating to Employee's employment or nonemployment by Company, to the termination of Employee's employment, to any status, term or condition of such employment, or any physical or mental harm or distress from such employment or from conditions of such employment

        6. Covenant Not To Sue. Employee covenants and agrees that Employee will never, individually or with any person or in any way, commence, aid in any way, except as required by due legal process, prosecute or cause or permit to be commenced or prosecuted against any Releasee, any action or other proceeding based upon any claim which is released by this Agreement. This Agreement shall be deemed breached and a cause of action shall be deemed to have accrued immediately upon the commencement or prosecution of any action or proceeding contrary to this Agreement. In the event of any breach of this Paragraph 6, the aggrieved Releasee shall be entitled to recover from Employee not only the amount of any judgment which may be awarded against such Releasee, but also all such other damages, costs and expenses, taxable or otherwise, in preparing the defense of or defending against, or seeking or obtaining an abatement of or injunction against any action or proceeding brought in violation of this Paragraph 6, and in prosecuting any claim, counterclaim or cross-claim based on this Agreement.

        7. No Assignment; Authority. Employee represents and warrants that no other person had or has or claims any interest in the claims referred to in
Section 5 above; that Employee has the sole right and exclusive authority to execute this Agreement; that Employee has the sole right to receive the consideration paid therefor; and that Employee has not sold, assigned, transferred, conveyed or otherwise disposed of any claim or demand released by this Agreement. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company to this Agreement.

        8. Confidentiality. The parties agree to use their best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement, except for disclosures required by law or necessary to effectuate the terms of this Agreement. Notwithstanding the foregoing, Employee shall be permitted to discuss the provisions of this Agreement in confidence with Employee's attorneys, accountants, tax advisors and spouse.

        9. Nondisclosure of Confidential and Propriety Information. Employee shall continue to maintain the confidentiality of all confidential and propriety information of the Company as required by the separate confidentiality agreement previously entered into between the Company and the Employee, a copy of which is attached hereto as


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Exhibit A. Employee agrees that at all times hereafter, Employee shall not intentionally divulge, furnish or make available to any party any of the trade secrets, patents, patent applications, price decisions or determinations, inventions, customers, proprietary information or other intellectual property rights of the Company, until after such time as such information has become publicly known otherwise than by act or collusion of Employee. Employee further agrees that Employee will return all the Company's property and confidential and proprietary information in Employee's possession to the Company within five business days from the date of this Agreement. In addition, Employee agrees that Employee will not solicit, either directly or indirectly, any employee, consultant, agent or advisor of the Company for a period of one year from the effective date of the Agreement.

        10. Breach of this Agreement. Employee acknowledges and agrees that Employee's breach of the confidentiality agreement between Employee and the Company, a copy of which is attached hereto as Exhibit A and referenced in
Section 9 of this Agreement, the Company would sustain irreparable harm from such breach, and, therefore, Employee agrees that in addition to any other remedies which the Company may have under this Agreement or otherwise, the Company shall be entitled to obtain equitable relief, including specific performance and injunctions, restraining Employee from committing or continuing any such violation of this Agreement.

        11. Non-Disparagement. Each party agrees to refrain from (and the Company shall take reasonable efforts to cause its executive officers to refrain from) any disparagement, criticism, defamation, slander of the other, or tortious interference with the contracts and relationships of the other party (and in the case of the Company, its officers and directors). The Company agrees to provide Employee a reasonable opportunity to review and comment on any press release to be issued by the Company that references Employee's separation from the Company.

        12. No Representations. Each party represents that it has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party which are not specifically set forth in this Agreement.

        13. Costs. The Parties shall each bear their own costs, attorneys' fees and other fees incurred in connection with this Agreement.

        14. Severability. Given that the agreements of the Company contained herein are expressly made in consideration of Employee's obligations hereunder, in the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, unless either party declares this Agreement to be null and void in its entirety within thirty
(30) days of any such judicial determination, in which event the parties hereto shall be returned as much as possible to their respective positions, monetarily, legally and otherwise, existing immediately prior to their entering into this


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Agreement. In furtherance and not limitation of the foregoing, the parties acknowledge and agree that, in the event this Agreement is declared null and void as provided in the foregoing sentence, Employee shall reimburse the Company the Termination Payment and any other payments made by the Company to or on behalf of Employee.

        15. Entire Agreement. This Agreement (including Exhibits) represents the entire agreement and understanding between the Company and Employee concerning Employee's separation from the Company and supersedes and replaces any and all prior agreements and understandings concerning Employee's relationship with the Company and Employee's compensation by the Company.

        16. No Oral Modification. This Agreement may only be amended in writing signed by Employee and a duly authorized officer of the Company.

        17. Governing Law. This Agreement shall be governed by the laws of Germany.

        18. Counterparts. This Agreement may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

        19. Voluntary Execution of the Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that:

               (a) They have read this Agreement;

               (b) They have had full opportunity to consult with legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

               (c) They understand the terms and consequences of this Agreement and of the releases it contains; and

               (d) They are fully aware of the legal and binding effect of this Agreement.


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        IN WITNESS WHEREOF, the parties have executed this Agreement as of the respective dates set forth below.

                                    RESOUND CORPORATION

                                    By:           /s/ Edward Lopez
                                       ---------------------------------------

                                          Vice President, Business Development
                                    Title:      and General Counsel
                                          ------------------------------------

                                    Dated:  December 22, 1998


                                    EMPLOYEE:

                                             /s/ Stephan Becker-Vogt
                                    ------------------------------------------
                                    Dated:


Enclosures


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